UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2012 (January 5, 2012)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 6, 2012, Corrections Corporation of America (the “Company” or “CCA”) entered into an Amended and Restated Credit Agreement, by and among the Company, as Borrower, certain lenders and Bank of America, N.A., as Administrative Agent for the lenders (the “New Revolving Credit Facility”). The New Revolving Credit Facility effectively replaces the Company’s prior senior secured credit facility, and includes the outstanding $28.3 million in letters of credit issued under the prior facility.

The material terms of the New Revolving Credit Facility are as follows:

Availability

The New Revolving Credit Facility is in the aggregate principal amount of $785.0 million, with a $30.0 million sublimit for swingline loans and a $100.0 million sublimit for the issuance of standby letters of credit, and matures on December 30, 2016. In addition, the Company has an option to increase the availability under the New Revolving Credit Facility and to request term loans from the lenders in an aggregate amount not to exceed $115.0 million subject to, among other things, the receipt of commitments for the increased amount.

Collateral and Guarantees

The loans and other obligations under the New Revolving Credit Facility are guaranteed by each of the Company’s domestic subsidiaries.

The Company’s obligations under the New Revolving Credit Facility and the guarantees are secured by, among other things:

•

all of the capital stock (or other ownership interests) of the Company’s domestic subsidiaries and 65% of the capital stock (or other ownership interests) of the Company’s “first-tier” foreign subsidiaries;

•	the accounts receivable of the Company and each of the Company’s domestic subsidiaries; and

•	substantially all of the deposit accounts of the Company and its domestic subsidiaries.

Interest and Fees

The Company’s borrowings under the New Revolving Credit Facility bear interest at rates that, at the Company’s option, can be either:

•

a base rate generally defined as the sum of (i) the higher of (x) the Administrative Agent’s prime rate, (y) the average overnight federal funds effective rate plus one-half percent (0.50%) per annum and (z) one-month LIBOR plus one percent (1%) per annum and (ii) an applicable margin.

•

a LIBOR rate generally defined as the sum of (i) the British Bankers Association LIBOR Rate (as published by Reuters or other commercially available source) for one, two, three or six months or, if approved by the relevant lenders, nine or twelve months (as selected by the Company), and (ii) an applicable margin.

The initial applicable margin for base rate loans is 0.50%, and the initial applicable margin for LIBOR loans is 1.50%. Commencing ten (10) business days after the Administrative Agent’s receipt of the Company’s financial statements for the fiscal quarter ending December 31, 2011, and quarterly thereafter, the applicable margins will be subject to adjustment based on the Company’s leverage ratio (consolidated debt/consolidated EBITDA).

Interest on the Company’s borrowings is payable quarterly in arrears for base rate loans and at the end of each interest rate period (but not less often than quarterly) for LIBOR loans.

The Company is also required to pay a commitment fee on the difference between committed amounts and amounts other than swingline loans actually used under the New Revolving Credit Facility, which fee initially is 0.30% per annum, subject to adjustment in the same manner as the applicable margins for interest rates.

Certain Covenants

The New Revolving Credit Facility requires the Company to meet certain financial tests, including, without limitation:

•	a consolidated total leverage ratio (consolidated debt/consolidated EBITDA) of not more than 5.00 to 1.00

•	a consolidated secured leverage ratio of not more than 2.75 to 1:00 (consolidated secured debt/consolidated EBITDA); and

•	a minimum interest coverage ratio (consolidated EBITDA/consolidated interest expense) of not less than 2.25 to 1.00.

In addition, the New Revolving Credit Facility contains certain customary affirmative and negative covenants.

Events of Default

The New Revolving Credit Facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain ERISA events, judgments in excess of specified amounts and change in control.

Certain of the lenders under the New Revolving Credit Facility or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the New Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the credit agreement constituting the New Revolving Credit Facility, which is attached hereto as Exhibit 10.1.

On January 9, 2012, the Company issued a press release announcing the New Revolving Credit Facility. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference hereunder.

Item 8.01.	Other Events.

Expiration of Partial Cash Tender Offer

On January 9, 2012, CCA issued a press release announcing the completion of its partial cash tender offer for its 6 1/4% Senior Notes due 2013 (“2013 Notes”). The tender offer expired at 11:59 p.m., New York City time on Thursday, January 5, 2012, with $57,526,000 in aggregate principal amount of 2013 Notes tendered and accepted for purchase. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Notice of Redemption

On January 6, 2012, CCA notified the trustee for the 2013 Notes of the Company’s election to call for redemption on February 13, 2012 (the “Redemption Date”) $277,474,000 in aggregate principal amount of the 2013 Notes and directed the trustee to provide at least 30 days’ notice of such redemption to the holders of the 2013 Notes. The redemption of the 2013 Notes will be in amounts of $2,000 or an integral multiple of $1,000 in excess thereof, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest through (but not including) the Redemption Date.

On January 9, 2012, the Company issued a press release announcing the Company’s election to call for redemption a portion of the 2013 Notes. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Credit Agreement, dated as of January 6, 2012, by and among the Company, as Borrower, certain lenders and Bank of America, N.A., as Administrative Agent for the lenders.

99.1	Press Release, dated as of January 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 10, 2012	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Todd J Mullenger
Todd J Mullenger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

10.1	Amended and Restated Credit Agreement, dated as of January 6, 2012, by and among the Company, as Borrower, certain lenders and Bank of America, N.A., as Administrative Agent for the lenders.

99.1	Press Release, dated as of January 9, 2012.